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                                                                     EXHIBIT 5.1

Christopher J. Zinski
(312) 258-5548


                                 October 20, 1997



  Board of Directors
  Equality Bancorp, Inc.
  4131 South Grand Boulevard
  St. Louis, Missouri   63118-3464

            RE:  EQUALITY BANCORP, INC.
                 REGISTRATION STATEMENTS ON FORM S-1
                 -----------------------------------

  Ladies and Gentlemen:

            We are acting as special counsel to Equality Bancorp, Inc., a Delaware corporation (the "Company"), in connection with the Company's filing of Registration Statements on Form S-1 (the "Registration Statements") under the Securities Act of 1933 (the "Act"), relating to the offering and sale by the Company of up to 2,485,902 shares of Common Stock of the Company, $0.01 par value (the "Shares"), in certain exchange, subscription, community and resolicitation offerings, as more fully described in the Registration Statements.

            The Shares will be issued in connection with the mutual-to-stock conversion of First Missouri Financial, M.H.C., a federally-chartered-mutual-holding company ("First Missouri"), under the terms of a Plan of Conversion and Reorganization of First Missouri Financial, M.H.C. and Equality Savings and Loan Association, F.A. (the "Plan of Conversion and Reorganization"). It is our understanding that First Missouri currently owns 53.2 percent of the outstanding common stock of Equality Savings and Loan Association, F.A. ("Equality Savings"), a federally-chartered-capital-stock-savings association, while the remaining shares of Equality Savings' common stock are owned by public stockholders (the "Public Stockholders").

              Pursuant to the Plan of Conversion and Reorganization,

        (i) First Missouri will convert from a federal-mutual-holding company to a federal-interim-stock-savings association ("Interim I");

        (ii) simultaneous to the conversion referenced in paragraph (i), Interim I will merge with and into Equality Savings (pursuant to a Plan of Merger Between First Missouri Financial, M.H.C. and Equality Savings and Loan Association, F.A.), whereby First Missouri and Interim I will cease to exist and Equality Savings will survive the merger;
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  Board of Directors
  Equality Bancorp, Inc.
  October 20, 1997
  Page 2


        (iii) Equality Savings will form the Company as a new first-tier, wholly-owned subsidiary;

        (iv) the Company will, in turn, form a federally-chartered-interim-savings association ("Interim II") as its wholly-owned subsidiary;

        (v) Interim II will then merge with and into Equality Savings (pursuant to a Plan of Merger between Equality Savings and Loan Association, F.A. and Interim II Savings and Loan Association, F.A.) and, in connection therewith, each share of Equality Savings' common stock held by the Public Stockholders will be automatically converted, without further action by the holder thereof, into and become the right to receive shares of Company common stock based on an exchange ratio (plus cash in lieu of any fractional share interest), as more fully described in the Registration Statements (the "Exchange Offering"); and

        (vi) the Company will offer shares of its common stock in a subscription, community and resolicitation offering, as more fully described in the Registration Statements (the "Offerings").

             In this connection, we have examined such corporate records, certificates and other documents and have made such other factual and legal investigations as we have deemed necessary or appropriate for purposes of this opinion.

             Based on the foregoing, we are of the opinion that,

             1. the Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware, and

             2. the Shares have been duly authorized, and will be legally issued, fully paid and non-assessable when,

                  (a) the Registration Statements, as then amended, shall have become effective under the Act,

                  (b) the Plan of Merger between First Missouri Financial, M.H.C. and Equality Savings and Loan Association, F.A. and the Plan of Merger between Equality Savings and Loan Association, F.A. and Interim II Savings and Loan Association, F.A. shall have been duly authorized, executed and delivered by the parties thereto; and

                  (c) the Shares shall have been issued and exchanged in the Exchange Offering and offered and sold in the Offerings, as contemplated in the Registration Statements and in accordance with the terms and conditions of the Plan of Conversion and Reorganization.
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  Board of Directors
  Equality Bancorp, Inc.
  October 20, 1997
  Page 3


            We hereby consent to the filing of this opinion as an exhibit to the Registration Statements in which it is included and to the reference to this firm under the caption "Legal Opinions" in the Prospectus forming a part of the Registration Statements.

                                      Very truly yours,

                                      SCHIFF HARDIN & WAITE


                                      By: /s/ Christopher J. Zinski
                                          ---------------------------------
                                              Christopher J. Zinski